UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On December 8, 2010, Concho Resources Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), in connection with an underwritten public offering of 2,875,000 shares of common stock (the “Common Shares”). The issuance and sale of the Common Shares has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-161809), as amended, of the Company, filed with the Securities and Exchange Commission on September 9, 2009. Closing of the issuance and sale of the Common Shares is scheduled for December 14, 2010. A legal opinion related to the Common Shares is filed herewith as Exhibit 5.1.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary objections, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Goldman, Sachs & Co.
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to the Company, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the underwriters or their affiliates are lenders under the Company’s credit facility and will receive a portion of the proceeds from this offering. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
     Amended and Restated Credit Agreement
     The Company has entered into a Fifth Amendment and Limited Waiver to its Amended and Restated Credit Agreement (the “Fifth Amendment”), dated as of December 7, 2010, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended and Restated Credit Agreement”).
     The Fifth Amendment increases the limit on the Company’s aggregate outstanding senior unsecured notes from $800 million to $900 million. Pursuant to the terms of the Company’s Amended and Restated Credit Agreement, the borrowing base under the credit facility would have been reduced by $0.30 for every dollar of new indebtedness evidenced by unsecured senior notes or unsecured senior subordinated notes issued by the Company. The Fifth Amendment, however, waives such reductions of the borrowing base and conforming borrowing base relating to the issuance of any senior notes from December 7, 2010 until the next scheduled redetermination of the borrowing base.
     The foregoing description of the Fifth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Fifth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 concerning the Fifth Amendment is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated December 8, 2010, by and among Concho Resources Inc. and Goldman, Sachs & Co., as representative of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Fifth Amendment to Amended and Restated Credit Agreement and Limited Waiver, dated as of December 7, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: December 10, 2010	By: Name:	/s/ C. WILLIAM GIRAUD C. William Giraud
	Title:	Senior Vice President — General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated December 8, 2010, by and among Concho Resources Inc. and Goldman, Sachs & Co., as representative of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Fifth Amendment to Amended and Restated Credit Agreement and Limited Waiver, dated as of December 7, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).